Exhibit 10.12

CBEYOND COMMUNICATIONS, INC. 2000 STOCK INCENTIVE PLAN (AS AMENDED)

Article 1.	Establishment, Objectives and Duration

1.1 Establishment of the Plan. Cbeyond Communications, Inc., a Delaware corporation, has adopted this “Cbeyond Communications, Inc. 2000 Stock Incentive Plan.” Capitalized terms will have the meanings given to them in Article 2. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Shares, and Stock Appreciation Rights.

1.2 Objectives of the Plan. The Plan’s purpose is to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link Participants’ interests to those of the Company’s stockholders; to give Participants an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining key employees, directors and consultants.

1.3 Effective Date and Term of the Plan.

(a) The Plan will be effective August 18, 2000. No Option granted under the Plan may be exercised, and no Shares will be issued under the Plan, until the Company’s stockholders approve the Plan. If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all Awards previously granted under the Plan will terminate and cease to be outstanding, and no further Awards will be made and no shares will be issued under the Plan. Subject to such limitation, the Board may make Awards and issue Shares under the Plan at any time after the Plan’s Effective Date and before the date fixed herein for termination of the Plan.

(b) The Plan will terminate upon the earliest of (i) the expiration of the ten (10) year period measured from the date the Board adopts the Plan, (ii) the expiration of the ten (10) year period measured from the date the Company’s stockholders approve the Plan, or (iii) the date on which all Shares available for issuance under the Plan have been issued pursuant to the exercise of Options or the Award of Shares (whether vested or unvested) under the Plan. Upon such Plan termination, all Awards outstanding under the Plan will continue to have full force and effect in accordance with the terms of the Award Agreement evidencing such Award.

Article 2.	Definitions

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word will be capitalized:

“Advisor” means a consultant, advisor or other independent service provider to any of the Company Parties, or an individual who is not an Employee, but is an employee of any of the Company Parties.

“Affiliate” means any corporation that is a parent or subsidiary corporation (as Code Sections 424(e) and (f) define those terms) with respect to the Company.

“Award” means, individually or collectively, a grant under this Plan to a Participant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Shares, or Stock Appreciation Rights.

“Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to that term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” will have the meaning set forth in any employment, consulting, or other agreement between any of the Company Parties and the Participant. If there is no employment, consulting, or other agreement between any of the Company Parties and the Participant, or if such agreement does not define “Cause,” then “Cause” will mean the Participant’s (i) theft or embezzlement, or attempted theft or embezzlement, of money or property of any of the Company Parties, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on any of the Company Parties, or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of any of the Company Parties, (ii) act or acts of disloyalty, moral turpitude or material misconduct that is injurious to the interest, property, value, operations, business or reputation of any of the Company Parties, or conviction of a crime that results in injury to any of the Company Parties or (iii) repeated refusal (other than by reason of Total and Permanent Disability) to carry out reasonable instructions from his or her superiors or the Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means, as specified in Article 3, a Committee the Board may appoint to administer the Plan.

“Common Stock” means the Company’s Common Stock, par value $.01 per share.

“Company” means Cbeyond Communications, Inc., a Delaware corporation, and any successor thereto as provided in Article 17.

“Company Parties” means, collectively and without duplication, the Company, the LLC, Investors LLC, and any of their Subsidiaries or Affiliates.

“Designated Beneficiary” means the Person or Persons the Participant designates in a signed writing, filed with the Company, as the beneficiary of any amounts or benefits the Participant owns or is to receive under the Plan. If the Participant has not designated a beneficiary under the Plan, or if the Participant’s Designated Beneficiary is not living on the relevant date hereunder, the Company will treat the Participant’s estate as the Designated Beneficiary.

“Director” means any individual who is a member of the Board of Directors.

“Effective Date” means August 18, 2000.

“Employee” means a person employed by the Company or an Affiliate in a common law employee-employer relationship.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Exercise Price” means the price at which a Participant may purchase a Share pursuant to an Option.

“Fair Market Value” means, as it relates to Common Stock: (i) after a Public Offering, the average of the high and low prices of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter market; or (ii) before a Public Offering, a value determined by the Board in good faith in its sole discretion, after taking into account such factors as the Board deems appropriate, including any Stockholders Agreement.

“Good Reason” will have the meaning set forth in any employment, consulting, or other agreement between any of the Company Parties and the Participant. If there is no employment, consulting, or other agreement between any of the Company Parties and the Participant, or if such agreement does not define “Good Reason,” then “Good Reason” will mean any of the following: (i) a material breach by a Company Party of any written employment agreement with the Participant (including a material reduction in the Participant’s base salary set forth in any such employment agreement), (ii) the assignment of the Participant, without the Participant’s consent, to a position, responsibilities or duties of a materially lesser status or degree of responsibility than the Participant’s position, responsibilities or duties as of the date of any such Agreement or (iii) the requirement by any of the Company Parties, without the Participant’s consent, that Participant be based anywhere other than a location or locations specified by the Company within 30 days of the Participant’s initial employment date.

“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 that the Board designates as an Incentive Stock Option, and that is intended to meet the requirements of Code Section 422.

“Investors LLC” means Cbeyond Investors, LLC, a Delaware limited liability company and owner of all of the outstanding capital stock of the Company as of the date hereof.

“Investors LLC Agreement” means that certain Limited Liability Company Agreement of Investors LLC dated as of March 28, 2000 (as amended, restated, supplemented or otherwise modified from time to time).

“LLC” means Cbeyond Communications, LLC, a Delaware limited liability company.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the LLC dated as of March 28, 2000 (as amended, restated, supplemented or otherwise modified from time to time).

“MDCP” means, collectively, Madison Dearborn Capital Partners III, L.P., a Delaware limited partnership, Madison Dearborn Special Equity III, L.P., a Delaware limited partnership and Special Advisors Fund I, L.L.C., a Delaware limited liability company.

“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

“Owned Shares” means Shares that a Participant has acquired through the exercise of an Option or the vesting of Restricted Stock or Performance Shares, in accordance with Article 6, 7, or 8, and the terms of any Award Agreement.

“Participant” means a Person whom the Board has selected to receive an Award under the Plan, pursuant to Section 5.2, or who has outstanding an Award granted under the Plan.

“Performance Period” means the time period during which performance objectives must be met in order for a Participant to earn Performance Shares granted under Article 8.

“Performance Share” means an Award of Shares whose vesting is based on the Participant’s attainment of performance objectives, as described in Article 8.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any governmental entity or any department, agency or political subdivision thereof.

“Plan” means the Cbeyond Communications, Inc. 2000 Stock Incentive Plan, as set forth in this document, as from time to time amended.

“Public Offering” means any sale of the Company’s common stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or any successor form adopted by the Securities and Exchange Commission); provided that the following shall not be considered a public offering: (i) any issuance of common equity securities by the Company as consideration for a merger or acquisition, (ii) any issuance of common securities to employees, directors or consultants of any of the Company or any of its Subsidiaries as part of an incentive or compensation plan, (iii) any issuance of common equity securities as part of a unit with debt or preferred stock or any similar structure in which the common equity securities are being offered primarily as a means of enhancing the Company’s ability to sell the debt or preferred stock and (iv) the issuance of common stock by the Company upon conversion of any preferred stock of the Company.

“Restriction Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as the Board determines, in its discretion), and/or the Restricted Stock is not vested.

“Restricted Stock” means a contingent grant of Shares awarded to a Participant pursuant to Article 7.

“Retirement” means termination of Service on or after reaching the age established by the Company or applicable Company Party as the normal retirement age in any unexpired employment, consulting or other agreement between the Participant and the Company and/or an Affiliate, or, if different, a qualified retirement plan sponsored by the Company.

“Sale of the Company” means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than a collateral assignment by the Company and its Subsidiaries of such assets to any lender as security for the Company’s and its Subsidiaries obligations to such lender), or (ii) a transaction or series of transactions (including by way of merger, consolidation, sale of stock, recapitalization or otherwise) the result of which is that (A) any “person or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) other than Investors LLC or MDCP and its Affiliates (as such terms are defined in the Investors LLC Agreement ) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company or (B) the beneficial owners of the Company’s outstanding voting stock immediately prior to the transaction cease to own directly or indirectly at least 50% of the voting power of the outstanding voting stock of the Company other than as a result of a sale of stock that is a Public Offering.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor act thereto.

“Service” means the provision of services in the capacity of (i) an employee of the Company, a Company Party, or an Affiliate, (ii) a non-employee member of the Company’s Board or the Board of Directors of an Affiliate, or (iii) a consultant or other independent advisor to the Company or an Affiliate.

“Shares” means the shares of the Company’s Common Stock.

“Stock Appreciation Right” or “SAR” means an Award designated as an SAR, pursuant to the terms of Article 9 herein.

“Stockholders Agreement” means a stockholder agreement in form and substance satisfactory to the Company which, pursuant to any Award Agreement, is required to be signed by a Participant as a condition of receiving an Award.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control, directly or indirectly, any managing director, a majority of the board or managers or general partner of such limited liability company, partnership, association or other business entity. Notwithstanding anything contained herein and for the avoidance of doubt, as of the date hereof the LLC is a Subsidiary of the Company and shall continue to be a Subsidiary of the Company for purposes of this Agreement so long as the Company holds a majority of the LLC’s outstanding “Units” (as defined in the LLC Agreement).

“Ten Percent Owner” means an individual who, at the time an Award is granted under this Plan, owns stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

“Total and Permanent Disability” means the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that is expected to result in death or that has lasted or is expected to last for a continuous period of not less than 12 months, as determined by the Board in its sole discretion.

Article 3.	Administration

3.1 Plan Administration. The Plan will be administered by the Board or by a Committee that the Board designates for this purpose. If the Board designates a Committee to administer this Plan, the Board will appoint the Committee members, from time to time, and the Committee members will serve at the Board’s discretion. Except as the Board may otherwise prescribe, the Committee will act by a majority of its members at the time in office and eligible to vote on any particular matter, and Committee action may be taken either by a vote in a meeting or in writing without a meeting. If the Board designates a Committee, such Committee may exercise the powers conferred by this Agreement upon the Board (other than the power to appoint a Committee). No member of the Board or the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Board or Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

3.2 Authority of the Board. Except as limited by law and subject to the provisions of this Plan, the Board will have full power to: (i) select eligible Persons to participate in the Plan; (ii) determine the sizes and types of Awards; (iii) determine the class of the Company’s Common Stock to which the Award relates; (iv) determine the terms and conditions of Awards in a manner consistent with the Plan; (v) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (vi) establish, amend or waive rules and regulations for the Plan’s administration; and (vii) (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Board as provided in the Plan. Further, the Board will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Board may delegate some or all of its authority under the Plan.

3.3 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board, its stockholders, all Affiliates, employees, Participants and their estates and beneficiaries.

Article 4.	Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.3, no more than 3,631,579 Shares may be subject to Awards under the Plan.

The maximum number of Shares that may be granted during any calendar year to any one Participant under Options, Restricted Stock or Performance Shares is 1,000,000, as adjusted under Section 4.3 below.

4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to the Award will again be available for the grant of an Award under the Plan.

4.3 Adjustments in Authorized Shares. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including a Public Offering or other capital infusion from any source) or if the number of Shares is increased through the payment of a stock dividend, then the Board, in its sole discretion, may substitute for or add to each Share previously appropriated, later subject to, or which may become subject to, an Award, the number and kind of shares of stock or other securities into which each outstanding Share was changed for which each such Share was exchanged, or to which each such Share is entitled, as the case may be. The Board, in its sole discretion, also may amend outstanding Awards as to price and other terms, to the extent necessary to reflect the events described above. If there is any other change in the number or kind of the outstanding Shares, of any stock or other securities into which the outstanding Shares have been changed, or for which they have been exchanged, the Board, in its sole discretion, may adjust any Award already granted or which may be afterward granted.

Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Board determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

Article 5.	Eligibility and Participation

5.1 Eligibility. The following persons are eligible to receive Awards under this Plan:

(a) any Employee;

(b) any Advisor; and

(c) any non-employee member of the Company’s Board or the board of directors of any of the Company Parties.

5.2 Actual Participation. The Board will determine, within the limits set forth below, those eligible Persons to whom it will grant Awards. Each eligible Person whom the Board has selected to receive an Award will become a Participant in the Plan upon execution of an Award Agreement.

Article 6.	Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Board may, and shall have sole authority to, grant (i) Incentive Stock Options to any Employee, and (ii) Nonqualified Stock Options to any Employee, Advisor or non-employee Director, in the number, and upon the terms, and at any time and from time to time, as the Board determines.

6.2 Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the duration of the Option, the number of Shares to which the Option pertains, the class of the Company’s Common Stock to which the Option pertains, the manner, time, and rate of exercise and/or vesting of the Option, and such other provisions as the Board determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO, and whether reload options will be granted.

6.3 Exercise Price. Each Option grant and Award Agreement will specify the Exercise Price for each Share subject to an Option, which Exercise Price will be determined by the Board and shall be at least one hundred percent (100%) of the Share’s Fair Market Value on the date the Option is granted. If the Option is an ISO and the Participant to whom the Option is granted is a Ten Percent Owner of the Company or an Affiliate, the Exercise Price for each Share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.

6.4 Duration of Options. Each Option will expire at the time determined by the Board at the time of grant and specified in the Award Agreement, but no later than the tenth anniversary of the date of its grant. If the Option is an ISO and the Participant to whom the Option is granted is a Ten Percent Owner of the Company or an Affiliate, the Option will expire at the time determined by the Board at the time of grant, but no later than the fifth anniversary of the date of its grant.

6.5 Exercise of Options. Options will become vested and exercisable at such times and be subject to such restrictions and conditions as the Board in each instance approves and sets forth in each Award Agreement. The Board, in any NQSO Award Agreement, may provide that a Participant may exercise Options before the Options become vested; provided that upon the Participant’s termination of Service, the Participant will forfeit any Shares attributable to the exercise of any Options that were not vested at the time of such termination of Service. Restrictions and conditions on the exercise of an Option need not be the same for each Award or for each Participant.

6.6 Payment. The holder of an Option may exercise the Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

The Exercise Price and any related withholding taxes will be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares the Participant (i) owns, (ii) has a substantial investment in and bears the risks and rewards normally associated with share ownership of for a reasonable period (e.g., six months), and (iii) duly endorses for transfer to the Company, (c) in any combination of cash, certified or cashier’s check and Shares described in clause (b); or (d) by any other means the Board determines to be consistent with the Plan’s purposes and applicable law.

6.7 Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to the Shares.

6.8 Termination of Service. Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service with the Company and all Affiliates. These terms will be determined by the Board in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service.

6.9 Nontransferability of Options. Except as otherwise provided in a Participant’s Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all Options will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Board may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Board deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

6.10 Limitation on Grant of Incentive Stock Options. The Board may grant Incentive Stock Options only to Employees. The Board will not grant an Option under this Plan as an incentive stock option if it would cause the aggregate fair market value of stock with respect to which incentive options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000.

6.11 Grant of Reload Options. The Board may provide, at the time of grant of an option, in its discretion, for the grant to a Participant who exercises all or any portion of an option (“Exercised Options”) and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a “Reload Option”) for a number of shares of Common Stock equal to the sum (the “Reload Number”) of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Board, the number of shares of Common Stock, if any, tendered or withheld by the Participant or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

Article 7.	Restricted Stock

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board may, at any time and from time to time, grant Restricted Stock to Employees, Advisors, and/or non-employee Directors in such amounts as it determines.

7.2 Award Agreement. Each Restricted Stock grant will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares granted, the class of the Company’s Common Stock to which the Award pertains, the purchase price, if any, and such other provisions as the Board determines.

7.3 Nontransferability. The Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until the end of the applicable Restriction Period as specified in the Award Agreement, or upon earlier satisfaction of any other conditions specified by the Board in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock will be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Board may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Board deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

7.4 Other Restrictions. The Board may impose such other conditions and/or restrictions on any Restricted Stock as it deems advisable and sets forth in the applicable Award Agreement including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws. The Board may provide that restrictions established under this Section as to any given Award will lapse all at once or in installments.

The Company may retain the certificates representing Shares of Restricted Stock in its possession until all conditions and/or restrictions applicable to the Shares have been satisfied.

7.5 Payment of Awards. Except as otherwise provided in Articles 7 and 10, Restricted Stock that becomes Owned Shares will be transferable by the Participant after the last day of the applicable Restriction Period.

7.6 Voting Rights. The applicable Award Agreement may specify that Participants holding Shares of Restricted Stock may exercise any voting rights that apply to those Shares during the Restriction Period.

7.7 Dividends and Other Distributions. The applicable Award Agreement may specify that Participants awarded Shares of Restricted Stock hereunder will be credited with regular cash dividends, if any, paid on those Shares during the Restriction Period. Dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares of Restricted Stock, upon such terms as the Board establishes. The Board may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions.

7.8 Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to retain Restricted Stock after his or her termination of Service with the Company or an Affiliate. These terms will be determined by the Board in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of Service.

Article 8.	Performance Shares

8.1 Grant of Performance Shares. Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Board determines and sets forth in an Award Agreement.

8.2 Value of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Board will set performance objectives in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Shares that will be paid out to the Participant. The Board will set the Performance Period in its sole discretion, and specify the Performance Period in the Award Agreement.

8.3 Earning of Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive payout on the number and value of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

8.4 Award Agreement. Each grant of Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Shares), the class of the Company’s Common Stock to which the Award pertains, and such other provisions as the Board determines.

8.5 Form and Timing of Payment of Performance Shares. Payment of earned Performance Shares will be made as soon as practicable after the close of the applicable Performance Period, in a manner determined by the Board in its sole discretion and set forth in the Award Agreement. The Company will pay earned Performance Shares in cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Board.

8.6 Termination of Service Due to Death or Total and Permanent Disability. Unless determined otherwise by the Board and set forth in the Participant’s Award Agreement, if a Participant’s Service is terminated by reason of death or Total and Permanent Disability during a Performance Period, the Participant will receive a prorated payout of the Performance Shares, as specified by the Board in its discretion in the Award Agreement. Payment of earned Performance Shares will be made at a time specified by the Board in its sole discretion and set forth in the Participant’s Award Agreement.

8.7 Termination of Service for Other Reasons. If a Participant’s Service terminates during a Performance Period for any reason other than death or Total and Permanent Disability, the Participant will forfeit all Performance Shares to the Company, unless the Participant’s Award Agreement provides otherwise.

8.8 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan will be exercisable during the Participant’s lifetime only by the Participant or Participant’s guardian or legal representative. The Board may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Board deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Article 9.	Stock Appreciation Rights

9.1 Grant of SARs. Subject to the terms and conditions of the Plan, the Board may grant SARs to Participants at any time and from time to time, as it determines. The Board will have sole discretion to determine the number of SARs granted to each Participant (subject to Article 4 herein), and to determine, consistent with the provisions of the Plan, the terms and conditions pertaining to the SARs. The grant price of an SAR will equal the Fair Market Value of a Share on the date of grant of the SAR.

9.2 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

9.3 Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, the term of the SAR and such other provisions as the Board determines.

9.4 Term of SARs. The Board, in its sole discretion will determine the term of an SAR. However, the term may not exceed ten years.

9.5 Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) the excess (or some portion of such excess as determined at the time of the grant by the Board) if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

(b) the number of Shares with respect to which the SAR is exercised.

In the sole discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent Fair Market Value or in some combination thereof.

9.6 Termination of Employment. Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service with the Company and all Company Parties. These terms will be determined by the Board in its sole discretion, need not be uniform among all Awards of SARs, and may reflect, among other things, distinctions based on the reasons for termination of Service.

9.7 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan will be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. The Board may, in its discretion, require a Participant’s guardian or legal representative to supply it with such evidence as the Board deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Article 10.	Rights of the Participant and the Company

10.1 Stockholders Agreement. The Company will issue no Shares pursuant to an Option or certificates representing Shares of Restricted Stock until the Participant has executed the Award Agreement and a Stockholders Agreement (to the extent required in connection with any Award) and satisfied all conditions and/or restrictions applicable to the Shares.

10.2 Nontransferability. The Company will not be required (i) to transfer on its books any Shares that have been sold or transferred, or (ii) to treat as owner of such Shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares have been transferred, in violation of the Plan, the Award Agreement, or any Stockholders Agreement.

10.3 Legend. Each certificate evidencing Owned Shares and each certificate issued in exchange for or upon the transfer of any Owned Shares before a Public Offering will be stamped or otherwise imprinted with such legend as the Board requires.

Article 11.	Beneficiary Designation

Each Participant may, from time to time, name any Designated Beneficiary (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Board, and must be made during the Participant’s lifetime. If a Designated Beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.

Article 12.	Deferrals

The Board may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her by virtue of an Option exercise, the lapse or waiver of restrictions on Restricted Stock, or the satisfaction of any requirements or objectives with respect to Performance Shares or Stock Appreciation Rights. If any such deferral election is permitted or required, the Board will, in its sole discretion, establish rules and procedures for such deferrals. Notwithstanding the foregoing, the Board in its sole discretion may defer payment of cash or the delivery of Shares that would otherwise be due to a Participant under the Plan if payment or delivery would result in the Company’s or an Affiliate’s being unable to deduct compensation under Code Section 162(m). Deferral of payment or delivery by the Board may continue until the Company or Affiliate is able to deduct the payment or delivery under the Code.

Article 13.	Breach of Restrictive Covenants

An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the nonsolicitation or nondisclosure provisions of the Award Agreement, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant will:

(a) forfeit any and all Awards granted to him or her under the Plan, including Awards that have become vested and exercisable; and

(b) forfeit the difference between the Exercise Price and the Fair Market Value of any Option the Participant exercised after terminating Service and within the six month period immediately preceding the Participant’s termination of Service.

Article 14.	Rights of Participants

14.1 Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any affiliate of the Company (as defined herein or in any federal securities laws) to terminate any Participant’s Service at any time, or confer upon any Participant any right to continue in the Service of the Company or any Affiliate.

14.2 Participation. No Employee, Advisor, Director or Participant will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

Article 15.	Amendment, Modification and Termination

15.1 Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. Subject to the terms and conditions of the Plan, the Board may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). The Board will not, however, modify any outstanding Incentive Stock Option to specify a lower Exercise Price. Notwithstanding the foregoing, no modification of an Award will, without the prior written consent of the Participant, materially impair any rights or obligations under any Award already granted under the Plan.

15.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Board determines that adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board may, using reasonable care, adjust the terms and conditions of, and the criteria included in, Awards.

Article 16.	Withholding

16.1 Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares) sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan. Each Award Agreement will specify whether reload options will be granted in connection with payment of tax withholding by tendering Shares owned by the Participant (and absent such a specification no reload options shall be granted).

16.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum amount of withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Board, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

Article 17.	Successors

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a merger, consolidation, or otherwise.

Article 18.	Legal Construction

18.1 Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

18.2 Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

18.3 Requirements of Law. The granting of Awards and the issuance of Share and/or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

18.4 Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

18.5 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Board may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

18.6 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Board deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Board may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

18.7 Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to its conflict of laws principles.